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                                                                    Exhibit 99.1

                                                       FOR IMMEDIATE RELEASE
                                                       Contact:  Helen P. Oster
                                                                 203-866-3497



                     BALDWIN SIGNS AGREEMENT TO SELL MISOMEX

NORWALK, CT, JUNE 10, 1997--BALDWIN TECHNOLOGY COMPANY, INC. (ASE:BLD) announced today that it has signed a Stock Purchase Agreement with Kaber Imaging, Inc., under which terms it will sell all the outstanding shares of the Misomex Group of Companies to Kaber Imaging, Inc. The transaction is subject to completion of due diligence. The Company expects to close on the sale by June 30, 1997.

Gerald A. Nathe, Chairman and President, commented: "Last fall we first disclosed our intention to divest the Misomex pre-press business. Throughout the process, we have tried to work with a strategic partner having both the complementary technology and financial resources to enable Misomex to continue to support its large, loyal customer base. We are pleased to have successfully concluded our negotiations with Kaber, and the principals at Allen & Company, Incorporated who are providing the financing for this transaction."

The Misomex Group of Companies includes subsidiaries in England, Germany, Italy, Sweden and the United States. Misomex manufactures image imposition, step and repeat, automatic mask cutting and other pre-press equipment for the printing industry. Kaber Imaging, Inc. is a privately owned, high technology company in Hudson, New Hampshire.

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         Baldwin Technology Company, Inc. Is the leading international manufacturer of material handling, accessory and control equipment for the printing industry.

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                           http://www.baldwintech.com

CAUTIONARY STATEMENT--This Release may contain statements which constitute "forward-looking" information as defined in the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and actual results may differ. See Exhibit 99 to the Company's Form 10-K Report for the year ended June 30, 1996.